Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

September 24, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.  This certification is not to be deemed filed pursuant to the Securities Exchange act of 1934 and does not constitute a part of the Annual Report on Form 10-K (the “Report”) accompanying this letter.

Sherman McKinniss, the President, Chief Executive Officer and Chairman of Rotonics Manufacturing Inc., and Douglas W. Russell, the Chief Financial Officer, Assistant Secretary and Treasurer of Rotonics Manufacturing Inc., each certifies that:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Rotonics Manufacturing Inc.

/s/ SHERMAN McKINNISS
Sherman McKinniss
President, Chief Executive Officer,
Chairman of the Board

/s/ DOUGLAS W. RUSSELL
Douglas W. Russell
Chief Financial Officer,
Assistant Secretary/Treasurer